UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2017

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36908	98-0138393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 3, 2017, Paramount Gold Nevada Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Corp. and Cantor Fitzgerald Canada Corporation, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell, and the Underwriters agreed to purchase, an aggregate of 3,200,000 shares of the Company’s common stock to the Underwriters in connection with the public offering of such shares (the “Public Offering”), subject to the terms and conditions set forth therein, at a price of $1.33 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 320,000 shares of common stock at the same price per share. All of the shares of common stock were offered by the Company.

The shares are being sold in the Public Offering at a public offering price of $1.40 per share pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-218295) previously filed and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

In addition, concurrently with the Public Offering, the Company entered into subscription agreements (“Subscription Agreements”) for the sale, on a private placement basis (the “Private Placement”), of an aggregate of 1,775,000 shares of common stock at $1.40 per share to FCMI Parent Co. (1,075,000 shares) and Seabridge Gold Inc. (700,000 shares). The disclosure set forth in Item 3.02 of this Current Report is incorporated by reference into this Item 1.01.

The Public Offering and the Private Placement are expected to close on or about October 12, 2017. The gross proceeds from the Public Offering and the Private Placement, before deducting underwriting commissions, placement fees and other estimated offering expenses payable by Paramount, will be approximately $7.0 million (approximately $7.4 million if the option to purchase an additional 320,000 shares is exercised). The Company estimates that its total expenses associated with the Public Offering and the Private Placement, excluding underwriting discounts and commissions (but including its obligation to reimburse the Underwriters for their expenses in the amount of $100,000), will be approximately $250,000.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Subscription Agreement do not purport to be complete and are qualified in its entirety by reference to such exhibits.

A copy of the opinion of Duane Morris LLP relating to the validity of the securities issued in the Public Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On October 3, 2017, the Company entered into Subscription Agreements with accredited investors to issue common stock in the Private Placement. Under the terms of the Private Placement, the Company has agreed to sell an aggregate of 1,775,000 shares of common stock at $1.40 per share to FCMI Parent Co. (1,075,000 shares) and Seabridge Gold Inc. (700,000 shares). No registration rights were granted to such investors.

Based in part upon the representations of the investors set forth in the Subscription Agreements, the common stock will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as an issuance not involving a public offering.

Item 7.01	Regulation FD Disclosure

On October 2, 2017, the Company issued a press release announcing the launch of the Public Offering and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 3, 2017, the Company issued a press release announcing the pricing of the Public Offering and the Private Placement A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This information in this Item 7.01 and the Exhibits 99.1 and 99.2 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated October 3, 2017 by and among the Company, Canaccord Genuity Corp. and Cantor Fitzgerald Canada Corporation

Exhibit 5.1	Opinion of Duane Morris LLP

Exhibit 10.1	Form of Subscription Agreement

Exhibit 23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release, dated October 2, 2017 (furnished herewith)

Exhibit 99.2	Press release dated October 3, 2017 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: October 4, 2017	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer